Page 46 of 81 Pages


                                    EXHIBIT R



NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                                            Right to Purchase ________ Shares of
                                                          Common Stock of
                                                 Geotek Communications, Inc.


                            -------------------------

                          Common Stock Purchase Warrant

          Geotek Communications, Inc., a Delaware corporation having an address at 20 Craig Road, Montvale, New Jersey 07645 (the "Company"), hereby certifies
                                                    -------
that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _____________________________, having an address at __________________________________ ("Purchaser") or any other Warrant Holder is
                                      ---------
entitled, on the terms and conditions set forth below, to purchase from the Company at any time after the date hereof and ending forty-eight (48) months after the date hereof, ____________________________ (_______) shares of fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), at the Purchase Price (hereinafter defined), as the same
      ------------
may be adjusted pursuant to Section 5 herein.

1.        Definitions.
          -----------

          (a) the term "Warrant" shall mean this Common Stock Purchase Warrant.
                        -------

          (b) the term "Warrant Holder" shall mean the Purchaser or any assignee
                        --------------
of all or any  portion of this  Warrant  at any given  time who,  at the time of

                                                             Page 47 of 81 Pages


assignment, acquired the right to purchase at least 20,000 Warrant Shares (such number being subject to adjustment after the date hereof pursuant to Section 5 herein.)

          (c) the term "Warrant Shares" shall mean the shares of Common Stock or
                        --------------
other securities issuable upon exercise of this Warrant.

          (d) the term  "Purchase  Price" shall mean ____ United States  Dollars
                         ---------------
and ________ Cents ($_____) per share of Common Stock, as adjusted upon any stock split, split up, recapitalization or other reorganization with respect to the Common Stock.

          (e) the term "Act" shall mean the Securities Act of 1933, as amended.
                        ---

          (f) the term "Exchange Act" shall mean the Securities and Exchange Act
                        ------------
of 1934, as amended.

          (g) the term  "SEC" or  "Commission"  shall  mean the  Securities  and
                         ---       ----------
Exchange Commission or any successor agency.

          (h) the term "Rule 144" shall mean Rule 144 promulgated under the Act,
                        --------
as amended, and any successor rules promulgated under the Act.

          (i) other terms used herein which are defined in that certain Convertible Securities Subscription Agreement, dated January 23, 1997 (the "Subscription Agreement"), between the Company and the initial purchasers of the
 ----------------------
Company's Series P Convertible Preferred Stock shall have the same meanings herein as therein.

2.        Exercise of Warrant.
          -------------------

          This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by surrender of this Warrant, together with the form of exercise at the end hereof duly executed by the Warrant Holder, and delivery of the Purchase Price for such Warrant Shares to the Company, at the Company's principal office. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

                                                             Page 48 of 81 Pages


        3.     Delivery of Stock Certificates.
               ------------------------------

               (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within two (2) business days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise.

               (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then the number of Warrant Shares for which this Warrant shall have been exercised shall be rounded up or down to the nearest whole number of Warrant Shares.

               (c) Upon the exercise of this Warrant in full, or its exchange pursuant to clause (ii) of paragraph (d) of Section 5 below, or the issuance of any replacement Warrant pursuant to Section 9 hereof, this Warrant and rights of the Warrant Holder relating to its exercise and the right of the Warrant Holder to receive any additional shares of the Company's Common Stock under the terms of this Warrant shall terminate.

               (d) Notwithstanding anything in this Section 3 to the contrary, in the event a Warrant Holder instructs the Company in writing at the time of exercise of this Warrant Holder not to issue all or any portion of the shares of Common Stock to which such holder is entitled upon exercise hereof or the Company determines that it is prohibited from issuing all or any portion of such shares of Common Stock, in any such case, due to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company shall promptly deliver certificates representing such portion of the shares of Common Stock that may be issued without compliance with the HSR Act and shall refrain from issuing any additional shares of Common Stock

                                                             Page 49 of 81 Pages

issuable to such Warrant Holder with respect to such exercise until permitted to do so under the HSR Act. In the event any portion of this Warrant is not exercised as a result of this paragraph, the date of exercise of this Warrant shall remain unchanged and the Warrant Holder shall be treated as a holder of the Common Stock issuable upon such exercise as of such exercise date for all purposes (including, without limitation, for purposes of participating in any stock splits, distributions, reorganizations or reclassifications having a record date for determining Common Stockholders entitled to participate therein as of or after such exercise date); provided, however, that no such Warrant Holder shall be entitled to vote any shares of Common Stock that have not been so issued prior to the date of the meeting or the consent at which the vote of holders of Common Stock is counted and provided, further, that no distributions so payable with respect to any such shares of Common Stock shall be paid until the issuance of the Common Stock to which such distribution relates.


        4.     Covenants Of the Company.
               ------------------------

               (a) The Company shall use its reasonable best efforts to insure that a Registration Statement under the Act covering the issuance of the Warrant Shares and the resale or other disposition thereof by the Warrant Holder is effective as provided in the Registration Rights Agreement.

               (b) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation the notification of the National Association of Securities Dealers, Inc., for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

               (c) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed on either the Nasdaq National Stock Market, the American Stock Exchange or the New York Stock Exchange (collectively, the "Exchange") and shall not amend its
                                         --------
Certificate of Incorporation or By-laws so as to adversely affect in any material way any rights of the Warrant Holder under this Warrant.

               (d) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

               (e) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when issued in accordance with the terms hereof, shall be validly issued, fully paid, non-assessable, free and clear of any liens created by the Company and shall be, as long as the Warrant Shares are subject to an effective registration statement or the applicable SEC Rule 144(k)

                                                             Page 50 of 81 Pages

waiting period has expired, free of any restrictive legends. The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

               (f) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

               (iii) furnish to any Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

               (g) For purposes of complying with any applicable provisions of the HSR Act, each Warrant Holder and the Company (as the case may be) agrees to provide promptly to the other, upon the other's written request, all reasonable requested information regarding itself and its affiliates which is necessary for the requesting party to file any notifications or other information with the United States Justice Department or Federal Trade Commission pursuant to the HSR Act. In the event a Warrant Holder is required to file a premerger notification under the HSR Act with respect to the exercise of this Warrant, the Warrant Holder and the Company shall promptly prepare and make all such required filings and shall request early termination of the waiting period with respect thereto.

          5.  Adjustment of Exercise  Price and Number of Shares.  The number of
              --------------------------------------------------
and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

                                                             Page 51 of 81 Pages


               (a)  Subdivisions,  Combinations  and  Other  Issuances.  If  the
                    --------------------------------------------------
Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same.

          (b) Stock  Dividend.  If at any time after the date hereof the Company
              ---------------
declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable or exercisable for Common Stock ("Common Stock Equivalents") without payment of any
                               ------------------------
consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

          (c) Other  Distributions.  If at any time  after the date  hereof  the
              --------------------
Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the per share Purchase Price of this Warrant shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the date of such distribution by a fraction whose numerator shall be the closing price per share of Common Stock on the Exchange on the effective date of distribution less the then fair market value (as determined by the Company's Board of Directors and the Holder or, if they cannot agree, by a

                                                             Page 52 of 81 Pages

mutually acceptable third party at the Company's expense) of the capital stock, or evidences of indebtedness or other assets so distributed with respect to each share of Common Stock and whose denominator shall be such closing price per share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall be retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (d) Merger, etc. If at any time after the date hereof there shall be a
              -----------
merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then before such transaction may be consummated and become effective, the Warrant Holder shall have received (1) prior notice thereof at such time as notice thereof shall be publicly released or furnished to its stockholders generally by the Company, whichever is earlier, and (2) such information with respect such transaction as is furnished by the Company, or otherwise made available, to its stockholders generally, all at the time such information is so furnished to the Company's stockholders and, in any event, sufficiently prior to such transaction becoming effective in order to give the Holder a reasonable opportunity to decide upon and make the election hereinafter provided, and the Warrant Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, at the election of the Warrant Holder made prior to the same becoming effective, either (i) upon payment of the Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be, or (ii) a warrant to acquire common stock or other securities of such other entity at an exercise price and upon such other terms as will provide the Warrant Holder with economic and other benefits and rights substantially equivalent to those provided herein.

          (e) Reclassification,  etc. If at any time after the date hereof there
              ----------------------
shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                                                             Page 53 of 81 Pages

          (f) Purchase  Price  Adjustment.  In the event that the Company at any
              ---------------------------
time after the date hereof issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, its Common Stock or any such convertible or exchangeable securities (other than in connection with a public offering, the Preferred Stock, the warrants to be issued by the Company in conjunction with the Preferred Stock, shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights, or upon exercise, conversion or exchange of securities convertible into or exercisable or exchangeable for other securities of the Company, whether now or hereafter outstanding, or pursuant to the terms of the Preferred Stock outstanding on the date of the Subscription Agreement and listed in the Exchange Act Reports) at an effective purchase price per share which is less than the Purchase Price then in effect or the fair market value, whichever is lower, of the Common Stock on the trading day next preceding such issue or sale, then in each such case, the Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus
                                                                            ----
(2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional securities would purchase at such fair market value or Purchase Price, as the case may be, then in effect, plus
                                                                            ----
(3) the number of shares of Common Stock issuable upon exercise, conversion or exchange of all of the Company's then outstanding convertible securities which are, as of the time of the new issuance, convertible or exchangeable into the Company's Common Stock; and (y) the denominator of which shall be the sum of (1) the number of shares of Common Stock of the Company outstanding immediately after such issue or sale plus (2) the number of shares of Common Stock issuable
                         ----
upon exercise, conversion or exchange of all of the Company's then outstanding convertible securities which are, as of the time of the new issuance, convertible or exchangeable into the Company's Common Stock.

          In the event of any such issuance for a consideration which is less than such fair market value and also less than the Purchase Price then in effect, then there shall be only one such adjustment by reason of such issuance, such adjustment to be that which results in the greatest reduction of the Purchase Price computed as aforesaid. For the purposes of this Section 5(f), the "aggregate consideration received by the company" is equal to the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such securities, plus the minimum aggregate amount of additional

                                                             Page 54 of 81 Pages

consideration,  if any, payable to the Company upon the exercise,  conversion or
exchange  thereof  at  the  time  such  securities  first  become   exercisable,
convertible or exchangeable.

          6.  No  Impairment.   The  Company  will  not,  by  amendment  of  its
              --------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

          7. Notice of  Adjustments;  Notices.  Whenever the  Purchase  Price or
             --------------------------------
number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

          8.  Rights As  Stockholder.  Prior to exercise  of this  Warrant,  the
              ----------------------
Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right (other than a right to vote), the Company shall mail to each Warrant Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                                                             Page 55 of 81 Pages


          9.  Replacement  of  Warrant.   On  receipt  of  evidence   reasonably
              ------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, upon receipt by it of a form of Warrant reflecting the terms of the new Warrant, at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          10. Specific Enforcement; Consent to Jurisdiction.
              ---------------------------------------------

               (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

               (b) Each of the Company and the Warrant Holder (i) hereby irrevocably submits to the jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Warrant Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

          11.  Entire  Agreement;  Amendments.  This Warrant and the  provisions
               ------------------------------
contained in the Subscription Agreement, the Registration Rights Agreement or the Certificate of Designation and incorporated into this Warrant and the Warrant Shares contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any

                                                             Page 56 of 81 Pages


representation, warranty, covenant or undertaking with respect to such matters. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

          12.  Restricted  Securities.  Sections  2.1,  2.2,  2.3 and 2.4 of the
               ----------------------
Subscription Agreement are incorporated herein by reference and hereby made a part hereof.

          13. Notices.  Any notice or other communication  required or permitted
              -------
to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or receipt by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

               to the Company:

                              Geotek   Communications,   Inc.
                              20  Craig   Road
                              Montvale,  NJ  07645
                              Attn:  General  Counsel  and
                              Secretary Fax: (201) 930-9614

               with copies to:

                              Klehr, Harrison, Harvey, Branzburg & Ellers
                              1401 Walnut Street
                              Philadelphia, PA 19102
                              Attn: Leonard M. Klehr, Esq.
                              Fax: (215) 568-6603

               to the Warrant Holder:

                                                             Page 57 of 81 Pages


                         ------------------------------------------------------
                         ------------------------------------------------------
                         ------------------------------------------------------
                         Fax:    (___) ___-____

               with copies to:


                         ------------------------------------------------------
                         ------------------------------------------------------
                         ------------------------------------------------------
                         Fax:    (___) ___-____


Either party hereto may from time to time change its address for notices under this Section 13 by giving at least ten (10) days prior written notice of such changed address to the other party hereto.

          14.  Miscellaneous.  This  Warrant and any term hereof may be changed,
               -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          15.  Expiration.  The right to  exercise  this  Warrant  shall  expire
               ----------
forty-two (42) months after the date hereof; provided, however, that such period
                                             --------  -------
shall be increased by and for the number of days during which the Warrant Holder is precluded from exercising this Warrant because of any set-off period, black-out period, failure of the Company to have filed or accurately maintained effective registration of the Registration Statement or otherwise.

          16.  Transfer Restrictions.

                (a) Neither this Warrant nor the securities issuable upon exercise hereof may be transferred, disposed of or encumbered (any such action,

                                                             Page 58 of 81 Pages


a "Transfer") except in accordance with and subject to the provisions of the Securities Act, any applicable state securities laws and the rules and regulations promulgated thereunder. If at the time of a Transfer, a registration statement is not in effect to register this Warrant or the issuance of the Warrant Shares, this Warrant may only be transferred to an "Accredited Investor" (as defined in the Securities Act) and the Company may require the Warrant Holder to make such customary representations and deliver such customary opinions of counsel, and may place such customary legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a transfer without such registration.

                (b) This Warrant may not be sold or otherwise transferred to a competitor of the Company engaged in, or to the knowledge of the holder of this Warrant, planning to engage in the business of providing wireless voice or data communications services to mobile customers or of providing equipment in connection therewith.

                                                             Page 59 of 81 Pages



Dated:  ______ __, ____                 GEOTEK COMMUNICATIONS, INC.


                                        By: ____________________________
                                        Name:
                                        Title:__________________________


[CORPORATE SEAL]

Attest:

By:_______________________
Its:

                                        NAME OF INVESTOR:

                                        -----------------------
                                        By its:


                                        By: ____________________________
                                        Name:
                                        Title:__________________________

                                                             Page 60 of 81 Pages


                               FORM OF WARRANT EXERCISE
                      (To be signed only on exercise of Warrant)

TO _________________________

                The  undersigned,  the  holder  of the  within  Warrant,  hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _________ shares of Common Stock of Geotek Communications, Inc., a Delaware corporation (the "Company"), and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and
delivered       to        _________________,        whose       address       is
__________________________________.

Dated:                                      __________________________________


                  (Signature must conform to name of holder as
                     specified on the face of the Warrant)


                                            ----------------------------------
                                                          (Address)

                                            Tax Identification Number:________

                                                             Page 61 of 81 Pages


                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _________________ the right represented by the within Warrant to purchase
_____________ shares of Common Stock of Geotek Communications, Inc., a Delaware corporation, to which the within Warrant relates, and appoints _________________ Attorney to transfer such right on the books of Geotek Communications, Inc., with full power of substitution in the premises.

Dated:
                                             ----------------------------------


                   (Signature must conform to name of holder
                    as specified on the face of the Warrant)


                                            ----------------------------------
                                                          (Address)

Signed in the presence of:

----------------------------